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                                                                      EXHIBIT 10



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT made as of the 3rd day of May, 2004, by and between ValueVision Media, Inc., a Minnesota corporation (hereinafter referred to as "Company"), and Bryan Venberg (hereinafter referred to as "Employee").

                                  WITNESSETH:

         WHEREAS, Company desires to obtain the services of Employee and Employee desires to be employed by Company as an employee on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, the parties hereto agree as follows:

1. Employment. Company agrees to employ Employee and Employee agrees to be employed by Company on the terms and conditions set forth in this Agreement.

2. Term. The term of Employee's employment hereunder shall commence on May 3, 2004 (the "Commencement Date") and shall continue on a full-time basis until the second (2nd) anniversary of the Commencement Date (the "Term"). The "Employment Period" for purposes of this Agreement shall be the period beginning on the Commencement Date and ending at the time Employee shall cease to act as an employee of Company.

3. Duties. Employee shall serve as Vice President - Human Resources of Company reporting to Company's Senior Vice President of Human Resources and shall perform the duties as assigned by Company, from time to time, and shall faithfully, and to the best of his ability, perform such reasonable duties and services of an active, executive, administrative and managerial nature as shall be specified and designated, from time to time, by Company. Employee agrees to devote his full time and skills to such employment while he is so employed, subject to a vacation allowance of not less than four (4) weeks during each year of the Term, or such additional vacation allowance as may be granted in the sole discretion of the Company. The Company's Senior Vice President of Human Resources shall provide Employee with a performance review at least annually.

4. Compensation. Employee's compensation for the services performed under this Agreement shall be as follows:


         a) Base Salary. Employee shall receive a base salary of at least Two Hundred and Five Thousand Dollars ($205,000.00) per year for the Term of this Agreement


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                  ("Base Salary").

         b) Bonus Salary. Employee shall have a bonus objective of One Hundred Thousand Dollars ($100,000) for each fiscal year, and the award of Bonus Salary in each fiscal year shall be determined pursuant to the bonus plan and performance goals set for Employee each year. In order to receive a Bonus Salary with respect to any given fiscal year, Employee must be employed by Company as of the last day of such fiscal year. For the fiscal year ending January 31, 2005, the Employee shall have a guaranteed bonus minimum payment of One Hundred Thousand dollars ($100,000).

         c) Signing Bonus. The Company shall pay Employee a signing bonus of Fifty Thousand dollars ($50,000), payable within five (5) business days of the commencement of employment with the Company by Employee.

5.       Other Benefits During the Employment Period.

         a) Employee shall receive all other benefits made available to officers of the Company, from time to time, at its discretion ("Benefits"). It is understood and agreed that the Company may terminate such Benefits or change any benefit programs at its sole discretion, as they are not contractual for the term hereof.

         b) The Company shall reimburse Employee for all reasonable and necessary out-of-pocket business expenses incurred during the regular performance of services for the Company, including, but not limited to, entertainment and related expenses so long as Company has received proper documentation of such expenses from Employee.

         c) The Company shall furnish Employee with such working facilities and other services as are suitable to Employee's position with the Company and adequate to the performance of his duties under this Agreement.

6.       Termination of Employment.

                  a. Death. In the event of Employee's death, this Agreement shall terminate and Employee shall cease to receive Base Salary, Bonus Salary, Auto Allowance, and Benefits as of the date on which his death occurs, except that Employee shall receive Bonus Salary prorated for the number of months to date of death.

                  b. Disability. If Employee becomes disabled such that Employee cannot perform the essential functions of his job, and the disability shall have continued for a period of more than one hundred twenty (120) consecutive days, then Company may, in its sole discretion, terminate this Agreement


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                           and Employee shall then cease to receive Base Salary,
                           Bonus Salary, Auto Allowance, and all other Benefits, on the date this Agreement is so terminated, except that Employee shall receive Bonus Salary prorated for the number of months to date of disability; provided however, Employee shall then be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of Company when payments and benefits hereunder ceases.

                  c. Voluntary Termination. In the event that Employee voluntarily terminates his employment, he shall cease to receive Base Salary, Bonus Salary, Auto Allowance, and all other Benefits as of the date of such termination.

                  d. Termination With Cause. Company shall be entitled to terminate this Agreement and Employee's employment hereunder for Cause (as herein defined), and in the event that Company elects to do so, Employee shall cease to receive Base Salary, Bonus Salary, Auto Allowance, and Benefits as of the date of such termination specified by Company. For purposes of this Agreement, "Cause" shall mean: (i) a material act or act of fraud which results in or is intended to result in Employee's personal enrichment at the direct expense of Company, including without limitation, theft or embezzlement from Company; (ii) public conduct by Employee substantially detrimental to the reputation of Company, (iii) material violation by Employee of any Company policy, regulation or practice; (iv) conviction of a felony; or (v) habitual intoxication, drug use or chemical substance use by any intoxicating or chemical substance. Notwithstanding the forgoing, Employee shall not be deemed to have been terminated for Cause unless and until Employee has received thirty (30) days' prior written notice (a "Dismissal Notice") of such termination. In the event Employee does not dispute such determination within thirty (30) days after receipt of the Dismissal Notice, Employee shall not have the remedies provided pursuant to Section 6.g. of this Agreement.

                  e. By Employee for Company Cause. Employee may terminate this Agreement upon thirty (30) days written notice to Company (the "Employee Notice") upon the occurrences without Employee's express written consent, of any one or more of the following events, provided, however, that Employee shall not have the right to terminate this Agreement if Company is able to cure such event within thirty (30) days (ten (10) days with regard to Subsection (ii) hereof) following delivery of such notice:

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                           (i)      Company substantially diminishes Employee's
                                    duties such that they are no longer of an executive nature as contemplated by Section 3 hereof; or

                           (ii) Company materially breaches its obligations to pay Employee as provided for herein and such failure to pay is not a result of a good faith dispute between Company and Employee.

                  f. Other. If Company terminates this Agreement for any reason other than as set forth in Sections 6.a, 6.b., 6.c or 6.d. above, or if Employee terminates this Agreement pursuant to Section 6.e. above, Company shall pay Employee by means of regular bi-weekly paychecks an amount equal to all Base Salary, Bonus Salary and Auto Allowance which would otherwise be payable until the end of the Term (collectively, the "Severance Payment"). In addition, Company shall continue to provide Employee with medical and dental benefits on the same terms as made available to active employees until the end of the Term.

                  g. Arbitration. In the event that Employee disputes a determination that Cause exists for terminating his employment pursuant to Section 6.d. of this Agreement, or Company disputes the determination that cause exists for Employee's termination of his employment pursuant to Section 6.e of this Agreement, either such disputing party may, in accordance with the Rules of the American Arbitration Association ("AAA"), and within 30 days of receiving a Dismissal Notice or Employee Notice, as applicable, file a petition with the AAA for arbitration of the dispute, the costs thereof (including legal fees and expenses) to be shared equally by the Company and Employee unless an order of the AAA provides otherwise. Such proceeding shall also determine all other items then in dispute between the parties relating to this Agreement, and the parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their rights to appeal thereof.


7. Confidential Information. Employee acknowledges that the confidential information and data obtained by him during the course of his performance under this Agreement concerning the business or affairs of Company, or any entity related thereto are the property of Company and will be confidential to Company. Such confidential information may include, but is not limited to, specifications, designs, and processes, product formulae, manufacturing, distributing, marketing or selling processes, systems, procedures, plans, know-how, services or material, trade secrets, devices (whether or not patented or patentable), customer or supplier lists, price lists, financial information including, without limitation, costs of materials, manufacturing processes and distribution costs, business plans, prospects or opportunities, and software and development


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or research work, but does not include Employee's general business or direct marketing knowledge (the "Confidential Information"). All the Confidential Information shall remain the property of Company and Employee agrees that he will not disclose to any unauthorized persons or use for his own account or for the benefit of any third party any of the Confidential Information without Company's written consent. Employee agrees to deliver to Company at the termination of his employment, all memoranda, notes, plans, records, reports, video and audio tapes and any and all other documentation (and copies thereof) relating to the business of Company, or any entity related thereto, which he may then possess or have under his direct or indirect control. Notwithstanding any provision herein to the contrary, the Confidential Information shall specifically exclude information which is publicly available to Employee and others by proper means, readily ascertainable from public sources known to Employee at the time the information was disclosed or which is rightfully obtained from a third party, information required to be disclosed by law provided Employee provides notice to Company to seek a protective order, or information disclosed by Employee to his attorney regarding litigation with Company.

8. Inventions and Patents. Employee agrees that all inventions, innovations or improvements in the method of conducting Company's business or otherwise related to Company's business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during the Employment Period belong to Company. Employee will promptly disclose such inventions, innovations and improvements to Company and perform all actions reasonably requested by Company to establish and confirm such ownership.

9.       Noncompete and Related Agreements.

         a) Employee agrees that during the Noncompetition Period (as herein defined), he will not: (i) directly or indirectly own, manage, control, participate in, lend his name to, act as consultant or advisor to or render services alone or in association with any other person, firm, corporation or other business organization for any other person or entity engaged in the television home shopping and infomercial business, or any mail order or internet business that is affiliated with a television home shopping network or infomercial company (the "Restricted Business"), anywhere that Company or any of its affiliates operates during the Term of this Agreement within the continental United States (the "Restricted Area"); (ii) have any interest directly or indirectly in any business engaged in the Restricted Business in the Restricted Area other than Company (provided that nothing herein will prevent Employee from owning in the aggregate not more than one percent (1%) of the outstanding stock of any class of a corporation engaged in the Restricted Business in the Restricted Area which is publicly traded, so long as Employee has no participation in the management or conduct of business of such corporation), (iii) induce or attempt to induce any employee of Company or any entity related to Company to leave his, his or their employ, or in any other way interfere with the relationship between Company or any entity related to Company and any other employee of Company or any

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         entity related to Company, or (iv) induce or attempt to induce any customer, supplier, franchisee, licensee, other business relation of any member of Company or any entity related to Company to cease doing business with Company or any entity related to Company, or in any way interfere with the relationship between any customer, franchisee or other business relation and Company or any entity related to Company, without the prior written consent of Company. For purposes of this Agreement, "Noncompetition Period" shall mean the period commencing as of the date of this Agreement and ending on either (i) the date on which Employee ceases to be employed, if no Severance is paid (except in the case of a voluntary departure by Employee), or (ii) the last day of the twelfth (12th) month following either the date on which the Employee voluntarily departs or the date on which Employee is terminated during the Term of this Agreement if Severance is paid.

         b) If, at the time of enforcement of any provisions of Section 9, a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

         c. Employee agrees that the covenants made in this Section 9 shall be construed as an agreement independent of any other provision of this Agreement and shall survive the termination of this Agreement.

         d. Employee represents and warrants to Company that he is not subject to any existing noncompetition or confidentiality agreements which would in any way limit him from working in the television home shopping, catalog, infomercial or internet businesses, or from performing his duties hereunder or subject Company to any liability as a result of his employment hereunder. Employee agrees to indemnify and hold Company and its affiliates harmless from and against any and all claims, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising as a result of any noncompete or confidentiality agreements applicable to Employee.

10. Termination of Existing Agreements. This Agreement supersedes and preempts any prior understandings, agreements or representations, written or oral, by or between Employee and Company, which may have related to the employment of Employee, and upon this Agreement becoming effective, all such understandings, agreements and representations shall terminate and shall be of no further force or effect.

11. Specific Performance. Employee and Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the nonbreaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy,

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however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

12. Sale, Consolidation or Merger. In the event of a sale of the stock, or substantially all of the stock, of Company, or consolidation or merger of Company with or into another corporation or entity, or the sale of substantially all of the operating assets of Company to another corporation, entity or individual, Company may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Company hereunder.

13. Stock Options. Employee shall be granted stock options for 75,000 shares of ValueVision Media, Inc. common stock ("Stock Options") with an exercise price per share to be determined, subject to the provisions thereof and exercisable at the time or times established by the stock option agreement representing the Stock Options (the "Stock Option Agreement"). The Stock Options vest in equal amounts as follows: one-third on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant, and one-third on the third anniversary of the date of grant.

14. No Offset - No Mitigation. Employee shall not be required to mitigate damages under this Agreement by seeking other comparable employment. The amount of any payment or benefit provided for in this Agreement, including welfare benefits, shall not be reduced by any compensation or benefits earned by or provided to Employee as the result of employment by another Company.

15. Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

16. Attorney's Fees. In the event of any action for breach of, to enforce the provisions of, or otherwise arising out of or in connection with this Agreement, the prevailing party in such action, as determined by a court of competent jurisdiction in such action, shall be entitled to receive its reasonable attorney fees and costs from the other party. If a party voluntarily dismisses an action it has brought hereunder, it shall pay to the other party its reasonable attorney fees and costs.

17. Notices. Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally: (I) in the case of Company, to Company's principal business office; and (ii) in the case of Employee, to his address appearing on the records of Company, or to such other address as he may designate in writing to Company.

18. Severability. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any

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other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable.

19. Amendment. This Agreement may be amended only by an agreement in writing signed by the parties hereto.


20. Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against Employee's heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of Employee may not be delegated or assigned except as specifically set forth in this Agreement.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Minnesota.


         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day, month and year first above written.


COMPANY:                                    VALUEVISION MEDIA, INC.


                                            By: /s/ Stann Leff
                                                --------------------------------
                                                Stann Leff
                                                Senior Vice President
EMPLOYEE:


                                            By: /s/ Bryan Venberg
                                                --------------------------------
                                                Bryan Venberg





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